Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DiMi Telematics International, Inc. (the “Company”) on Form 10-Q for the period ended May 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Barry Tenzer, the President, Chief Executive Officer and Chief Financial Officer of the registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1. The Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and the Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date:	July 14, 2014	By:	/s/ Barry Tenzer
Name: Barry Tenzer
Title: President, CEO and CFO
(Principal Executive Officer and Principal Financial Officer)